UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – May 2, 2014
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 500, Denver, Colorado 80265
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 672-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Cana-Woodford Disposition
On May 2, 2014, QEP Resources, Inc. (the "Company"), through its wholly-owned subsidiary, QEP Energy Company ("Seller" or "QEP Energy") entered into a purchase and sale agreement (the "Cana-Woodford Agreement") with Cimarex Energy Co. ("Cana-Woodford Buyer"). The Cana-Woodford Agreement provides for the sale by Seller of oil and natural gas interests in the Cana-Woodford interests of the Western Anadarko Basin located in Blaine, Caddo, Canadian, Custer, Dewey, Grady and Kingfisher Counties, Oklahoma (the "Cana-Woodford Disposition"). The aggregate consideration payable to Seller for the Cana-Woodford Disposition will be approximately $497 million, subject to customary purchase price adjustments.
The Cana-Woodford Disposition has an effective date of January 1, 2014. In connection with the execution of the Cana-Woodford Agreement, Cana-Woodford Buyer paid a deposit of approximately $50 million to Seller. The Company and Seller expect to close the Cana-Woodford Disposition on or before June 30, 2014, subject to due diligence and the satisfaction of customary closing conditions.
Before the closing of the Cana-Woodford Disposition, Cana-Woodford Buyer intends to conduct customary due diligence to assess the aggregate dollar value of any title and environmental defects and casualty losses. If the value of these matters exceeds 25% of the purchase price, each party has the right to decline to close.
Each party’s separate obligation to consummate the Cana-Woodford Disposition is conditioned upon, among other things, (i) confirmation of the counterparty’s representations and warranties as of the closing, (ii) the counterparty’s performance, in all material respects, of all covenants, (iii) the absence of legal matters prohibiting the Cana-Woodford Disposition, (iv) the purchase price condition described above and (v) the counterparty being ready to deliver the closing deliverables. Seller’s obligation to consummate the Cana-Woodford Disposition is further conditioned upon Cana-Woodford Buyer’s provision of replacements for Seller’s bonds, letters of credit and guarantees.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Cana-Woodford Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Granite Wash Disposition
On May 5, 2014, the Company, through QEP Energy, its wholly-owned subsidiary, entered into a purchase and sale agreement (the "Granite Wash Agreement") with EnerVest Energy Institutional Fund XIII-A, L.P., EnerVest Energy Institutional Fund XIII-WIB, L.P., EnerVest Energy Institutional Fund XIII-WIC, L.P., FourPoint Energy, LLC (collectively, "Granite Wash Buyer") and EnerVest, Ltd. The Granite Wash Agreement provides for the sale by Seller of oil and natural gas interests in the Granite Wash interests of the Western Anadarko Basin located in Hansford, Hemphill, Lipscomb, Ochiltree, Roberts and Wheeler Counties, Texas, and Beckham, Custer, Dewey, Ellis, Roger Mills and Washita Counties, Oklahoma (the "Granite Wash Disposition," and collectively with the Cana-Woodford Disposition, the "QEP Energy Dispositions"). The aggregate consideration payable to Seller for the Granite Wash Disposition will be approximately $275 million, subject to customary purchase price adjustments.
The Granite Wash Disposition has an effective date of January 1, 2014. In connection with the execution of the Granite Wash Agreement, Granite Wash Buyer paid a deposit of approximately $13.8 million to a deposit account jointly controlled by the parties. The Company and Seller expect to close the Granite Wash Disposition on or before June 30, 2014, subject to due diligence and the satisfaction of customary closing conditions.
Before the closing of the Granite Wash Disposition, Granite Wash Buyer intends to conduct customary due diligence to assess the aggregate dollar value of any title and environmental defects. If the value of these matters exceeds 25% of the purchase price, each party has the right to decline to close.
Each party’s separate obligation to consummate the Granite Wash Disposition is conditioned upon, among other things, (i) confirmation of the counterparty’s representations and warranties as of the closing, (ii) the counterparty’s performance, in all material respects, of all covenants, (iii) the absence of legal matters prohibiting the Granite Wash Disposition, (iv) the purchase price condition described above and (v) the counterparty being ready to deliver the closing deliverables. Seller’s obligation to consummate the Granite Wash Disposition is further conditioned upon Granite Wash Buyer’s provision of replacements for Seller’s existing bonds, letters of credit and guarantees.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Granite Wash Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Green River Processing Disposition

On May 7, 2014, the Company, through its wholly-owned subsidiary QEP Field Services Company ("QEP Field Services"), entered into a purchase and sale agreement (the "Green River Processing Agreement") with QEP Midstream Partners, LP (the "Partnership"), QEP Midstream Partners GP, LLC and QEP Midstream Partners Operating, LLC, pursuant to which the Partnership will acquire 40% of the membership interests in Green River Processing, LLC ("Green River Processing"), an indirect wholly owned subsidiary of QEP Field Services, in exchange for consideration of $230 million in cash (the "Green River Processing Disposition"). The Green River Processing Disposition is expected to close on or about July 1, 2014, subject to due diligence and the satisfaction of customary closing conditions.

At closing, Green River Processing will own the Blacks Fork processing complex and the Emigrant Trail processing plant in southwest Wyoming. Green River Processing will own four processing plants with total processing capacity of up to 890 MMcf per day, natural gas liquids ("NGL") fractionation capacity of 15,000 bbl per day, interconnects to six interstate natural gas pipelines and direct pipeline access to the Mt. Belvieu and Conway NGL markets. In 2013, total inlet volumes for Green River Processing were approximately 201 million MMBtu, of which 65% were processed under fee-based processing agreements and 35% were processed under keep-whole processing agreements.

Pursuant to the Green River Processing Agreement, and subject to certain limitations, the Company has agreed to indemnify the Partnership and its subsidiaries and their respective affiliates (other than the Company and its affiliates, directors, officers, employees, agents and representatives) (the "QEP Parties"), directors, officers, employees, agents and representatives for any and all damages resulting from any breach of a representation, warranty, agreement or covenant of the Company and for certain other matters. Similarly, the Partnership has agreed to indemnify the QEP Parties (other than the Partnership and its subsidiaries) for any and all damages resulting from any breach of a representation, warranty, agreement or covenant of the Partnership and for certain other matters.

Each of the parties to the various agreements described above is a direct or indirect subsidiary or affiliate of the Company. As a result, certain individuals, including officers of the Company, serve as officers and/or directors of one or more of such entities.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Green River Processing Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.

On May 6, 2014, the Company issued a press release announcing the QEP Energy Dispositions.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 7, 2014, the Company issued a press release announcing the Green River Processing Dispositions (collectively with the QEP Energy Dispositions, the "Dispositions"). A copy of the press release is attached hereto as Exhibit 99.2 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibits 99.1 and 99.2, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Exchange Act.  Forward-looking statements can be identified by words such as “anticipates,” “believes,” “forecasts,” “plans,” “estimates,” “expects,” “should,” “will” or other similar expressions.  Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. In addition, the conditions to closing the Dispositions may not be met or the anticipated benefits from the proposed Dispositions may not be fully realized. Actual results may differ materially from those predicted as a result of factors over which the Company or Seller has no control. Such factors include, but are not limited to, prices for natural gas, oil and NGL; availability of capital; disruptions of the Company’s ongoing business, distraction of management and employees, increased expenses and adversely affected results of operations from organizational modifications due to the Dispositions; the inability of the parties to satisfy the conditions to the consummation of the Dispositions; the impact of capital market and business conditions on anticipated sales of various non-core assets in addition to the Dispositions and on the nature and timing of the Dispositions; the impact on the Company of such Dispositions, including the time and resources devoted to execution and the consequences of the Dispositions; drilling and production costs; availability of drilling services and equipment; regulatory and other approvals; recoveries of gas in place; actual drilling results; lease expirations; general economic conditions, including the performance of financial markets and interest rates, global geopolitical and macroeconomic factors; weather conditions and other factors identified in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company undertakes no obligation to publicly correct or update the forward-looking statements to reflect future events or circumstances.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Exhibit
10.1	Purchase and Sale Agreement, dated May 2, 2014, between QEP Energy Company, as seller, and Cimarex Energy Co., as buyer.
10.2
Purchase and Sale Agreement, dated May 5, 2014, between QEP Energy Company, as seller, and EnerVest Energy Institutional Fund XIII-A, L.P., EnerVest Energy Institutional Fund XIII-WIB, L.P., EnerVest Energy Institutional Fund XIII-WIC, L.P., and FourPoint Energy, LLC, as buyer, and EnerVest, Ltd.

10.3	Purchase and Sale Agreement, dated May 7, 2014, by and among QEP Field Services Company, QEP Midstream Partners GP, LLC, and QEP Midstream Partners Operating, LLC, and QEP Midstream Partners, LP.
99.1	Press release issued May 6, 2014, by QEP Resources, Inc.
99.2	Press release issued May 7, 2014, by QEP Resources, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
 (Registrant)

May 8, 2014

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Purchase and Sale Agreement, dated May 2, 2014, between QEP Energy Company, as seller, and Cimarex Energy Co., as buyer.
10.2
Purchase and Sale Agreement, dated May 5, 2014, between QEP Energy Company, as seller, and EnerVest Energy Institutional Fund XIII-A, L.P., EnerVest Energy Institutional Fund XIII-WIB, L.P., EnerVest Energy Institutional Fund XIII-WIC, L.P., and FourPoint Energy, LLC, as buyer, and EnerVest, Ltd.

10.3	Purchase and Sale Agreement, dated May 7, 2014, by and among QEP Field Services Company, QEP Midstream Partners GP, LLC, and QEP Midstream Partners Operating, LLC, and QEP Midstream Partners, LP.
99.1	Press release issued May 6, 2014, by QEP Resources, Inc.
99.2	Press release issued May 7, 2014, by QEP Resources, Inc.